INDEPENDENT AUDITOR'S CONSENT


     We consent to the use in this Registration Statement of PYR Energy Corporation on Form SB-2 of our report dated October 26, 1998, except for Note 10(c) as to which the date is November 23, 1998, relating to the financial statement of PYR Energy Corporaiton appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                            WHEELER WASOFF, P.C.


Denver, Colorado
December  , 1998